EXHIBIT 5.1
                                                                     -----------

                          Opinion of Akerman Senterfitt
           regarding the legality of the common stock being registered


                                January 22, 2004

Solitron Devices, Inc.
3301 Electronics Way
West Palm Beach, FL 33407

Ladies and Gentlemen:

We have acted as counsel to Solitron Devices, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement relates to the registration by the Company of 700,000 shares (the "Shares") of the Company's common stock, $.01 par value per share, issuable pursuant to the Company's 2000 Stock Option Plan (the "2000 Plan").

In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents: (1) the Company's Certificate of Incorporation and Bylaws, (2) the 2000 Plan, and (3) such other documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                             Very truly yours,

                                             AKERMAN SENTERFITT

                                             /s/ Akerman Senterfitt